Exhibit 32.1

Certification of Chief Executive Officer

    In connection with the Annual Report on Form 10-K of Tanger Factory Outlet Centers, Inc. (the "Company") for the period ended December 31, 2021 (the "Report"), the undersigned, principal executive officer of the Company, hereby certifies, to such officer's knowledge, that:

    (i)    the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

    (ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 22, 2022	/s/ Stephen J. Yalof
Stephen J. Yalof President, Chief Executive Officer Tanger Factory Outlet Centers, Inc.